As  filed with the Securities and Exchange Commission on June  3,
1996

                                      Registration No. 33-_______


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
                     ______________________

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ______________________

                 TANDY BRANDS ACCESSORIES, INC.
     (Exact name of registrant as specified in its charter)

          Delaware                                75-2349915
- - - ------------------------------------        -----------------------
(State   or  other  jurisdiction  of        (I.R.S.  Employer
   incorporation or organization)               Identification No.)


690 East Lamar Blvd., Suite 200, Arlington, Texas         76011
- - - --------------------------------------------------      ----------
    (Address of principal executive offices)            (zip code)

                     ______________________

       TANDY BRANDS ACCESSORIES, INC. 1995 STOCK DEFERRAL
                PLAN FOR NON-EMPLOYEE DIRECTORS
                    (Full title of the plan)
                     ______________________

                          R. Bruce Cole
                 690 East Lamar Blvd., Suite 200
                    Arlington, Texas   76011
             (Name and address of agent for service)

                         (817) 548-0090
  (Telephone number, including area code, of agent for service)
                     ______________________

               CALCULATION OF REGISTRATION FEE
                               Proposed    Proposed
    Title of                    Maximum    Maximum    Amount of
   Securities      Amount to   Offering   Aggregate   Registrat
     to be            be         Price     Offering      ion
   Registered     Registered   Per Share    Price        Fee
- - - -----------------------------------------------------------------
 Common Stock,
par value $1.00
   per share        50,000      $8.25*    $412,500*    $142.24

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, $1.00 par value per share, on May 31, 1996 (as reported on the National Market System of The Nasdaq Stock Market).

PART I.
- - - -------

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

1.     Plan Information.*

2.     Registrant   Information  and   Employee   Plan   Annual
Information.*
     _____________________________________________________________

     * Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of
     Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


PART II.
- - - --------

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.     Incorporation of Documents by Reference.

           The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement:

               (a)       The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934
     (the "Exchange Act");

               (b)       All other reports filed by the Registrant pursuant to
     Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report or prospectus referred to in (a) above; and

               (c) The description of the Registrant's capital stock contained in the registration statement on Form 8-A under the Exchange Act (Registration No. 0-18927) filed by the Registrant with the Securities and Exchange Commission.

           In  addition,  all  documents  subsequently  filed  by
the   Registrant  pursuant  to  Sections  13(a),  13(c),  14   or
15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

4.     Description of Securities.

          Not applicable.

5.     Interests of Named Experts and Counsel.

          Not applicable.

6.     Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except action by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

           Consistent with applicable provisions of Delaware law, the Registrant's Certificate of Incorporation limits a director's monetary liability to the Registrant or its stockholders for breach of fiduciary duty, except for situations entailing bad faith, intentional misconduct, unlawful dividend payments or stock repurchases, acquisition of improper personal benefit or breach of duty of loyalty. Future amendments to such provisions of Delaware law will automatically be applied to the Registrant without any requirement of stockholder approval. Consequently, such amendments could result in the expansion of directors' protections under such exculpation provisions without additional consideration by stockholders. As a result of inclusion of this provision, stockholders may be unable to recover monetary damages against directors for actions which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct. Thus, directors have a personal stake, at the potential expense of stockholders, in such exculpation provisions of the Registrant's Certificate of Incorporation. Such exculpation provisions would not limit directors' liability for violation of the federal securities laws. Such provisions also do not apply to officers who are not directors of the Registrant.

           Article XIII of the Bylaws of the Registrant provides that each director and officer of the Registrant, whether then in office or not (and such person's heirs and administrators), shall be reimbursed by the Registrant to the full extent permitted by
Section 145 of the General Corporation Law of the State of Delaware for all reasonable expenses incurred by or imposed upon him or her in connection with, or resulting from, any action, suit or proceeding to which he or she may be made a party by reason of such person being or having been a director or officer of the Registrant or any of its subsidiaries, or any other corporation, at the request of the Registrant. Article XIII of the Registrant's Bylaws also provides that the Registrant may make such reimbursement in the event of a settlement of any such action, suit or proceeding prior to final adjudication when such settlement appears to be in the interest of the Registrant.

           Article XIII of the Registrant's Bylaws also provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Registrant's Certificate of Incorporation or Bylaws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

           The Registrant intends to maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents covered thereby against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware law, so long as such insurance is available at reasonable rates.

           The Registrant has entered into an Indemnification Agreement (herein so called) with each of its directors and officers. The Indemnification Agreement provides to the directors of the Registrant, and to the others with whom it may be entered into, substantially broader indemnity rights than provided under the present indemnity provision contained in the Registrant's Bylaws. A significant difference is that, under the Indemnification Agreement, indemnity, unlimited in amount, is provided to directors and officers to the fullest extent permitted by law for judgments and amounts paid in settlement of actions against them by or on behalf of the Registrant, while under the existing Bylaw provision, indemnity in such action is not provided except for expenses under certain conditions. The Indemnification Agreement will not, however, indemnify any director for fraudulent or willful misconduct or for liabilities relating to certain violations of federal or state securities laws.

           The standard of conduct required of the director or officer for indemnification under the Indemnification Agreement remains the same as is currently prescribed by law. However, the provisions relating to the determination of whether a person is entitled to indemnification are more expansive than under the current Bylaw provision by making the Registrant responsible for all costs associated with the determination, establishing time limits within which the determination must be made and establishing procedures for testing the reasonableness of incurred expenses against which the officer or director will be indemnified. The Indemnification Agreement also provides directors and officers with protections during the determination process in the event there is a change in control of the Registrant or its Board of Directors, and grants directors and officers certain rights to appeal a denial of indemnification to stockholders of the Registrant or to a court of competent jurisdiction. A director or officer will be deemed to have satisfied the requisite standard of conduct if his actions were based upon the records of the Registrant, or upon information supplied by the officers of the Registrant, legal counsel, outside accountants or appraisers.

7.     Exemption from Registration Claimed.

          Not applicable.

8.     Exhibits.

            The exhibits furnished pursuant to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto preceding immediately the exhibits filed herewith.

9.     Undertakings.

(a)       The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The   Registrant   hereby   undertakes   that,   for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Com mission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 3, 1996.

                              TANDY BRANDS ACCESSORIES, INC.


                              By: /s/ J.S.B. Jenkins
                              ------------------------------------
                              J.S.B. Jenkins, President,
                              Chief Executive Officer and Director



POWER OF ATTORNEY

Each  person  whose  signature  appears below hereby  constitutes
and  appoints  J.S.B.  Jenkins  and  R.   Bruce   Cole,   and
each  of  them,  his  true  and   lawful  attorneys-in-fact and
agents,  with  full  power  of  substitution  and resubstitution,
for  him  and  in  his  name,  place and  stead,  in   any
and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title                                   Date
- - - --------------------------------------            ------------
/s/    J.S.B. Jenkins                             June 3, 1996
J.S.B. Jenkins
President, Chief Executive Officer and
Director (Principal Executive Officer)


/s/    Clayton  E. Niles                          June 3, 1996
Clayton E. Niles
Chairman of the Board


/s/    James F. Gaertner                          June 3, 1996
James F. Gaertner
Director


/s/    C.A. Rundell, Jr.                          June 3, 1996
C.A. Rundell, Jr.
Director


/s/    Robert E. Runice                           June 3, 1996
Robert E. Runice
Director


/s/    R. Bruce Cole                              June 3, 1996
R. Bruce Cole
Corporate Vice President and
Chief Financial Officer (Principal
Financial and Accounting Officer)



                         EXHIBIT INDEX



                                               Incorporated by Reference
                                                   (If applicable)
Exhibit Number and Description             Form    Date    Reg. No.  Exhibit
- - - ----------------------------------         ----  -------- ---------- -------

(4) Instruments defining the rights
of security holders, including
indentures

    4.1  Certificate of
         Incorporation of Tandy
         Brands Accessories, Inc.          S-1   11/02/90 33-37588     3.1

    4.2  Certificate of Designations,
         Powers, Preferences and
         Rights of Series A Junior
         Participating Cumulative
         Preferred Stock of Tandy
         Brands Accessories, Inc.          S-1   11/02/90 33-37588     4.1

    4.3  Form of Common Stock
         certificate of Tandy
         Brands Accessories, Inc.          S-1   11/02/90 33-37588     4.2

    4.4  Form of Preferred Share
         Purchase Rights certificate
         of Tandy Brands
         Accessories, Inc.                 S-1   11/02/90 33-37588     4.3

    4.5  Rights Agreement dated
         November 7, 1990,
         between Tandy Brands
         Accessories, Inc.
         and First National
         Bank of Boston                    S-1   11/02/90 33-37588    10.5

(5) Opinion regarding legality

     5.1 Opinion of Winstead
         Sechrest & Minick P.C.            N/A      N/A     N/A        N/A

(23) Consents of experts and
     counsel

     23.1 Consent of
          Ernst & Young LLP                N/A      N/A     N/A        N/A

     23.2 Consent of Winstead
          Sechrest & Minick P.C.
          (included in Exhibit
          5.1)                             N/A      N/A     N/A        N/A

(24) Power of attorney

     24.1 Power of Attorney
          (included on Page II-7)          N/A      N/A     N/A        N/A

(99) Additional exhibits

     99.1 Tandy Brands Accessories,
          Inc. 1995 Stock Deferral
          Plan for Non-Employee
          Directors                        N/A      N/A     N/A        N/A


                          Exhibit 5.1
                          -----------

                 Consent of Independent Auditors

We consent to the incorporation by reference in the Form S-8 Reg istration Statement pertaining to the Tandy Brands Accessories, Inc. 1995 Stock deferral Plan for Non-Employee Directors of our reports, dated August 5, 1995, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. incorporated by reference in its Annual report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange
Commission.


                              /s/  Ernst & Young LLP
                              ----------------------
                              Ernst & Young



Fort Worth, Texas
June 3, 1996


                          Exhibit 23.1
                          ------------
                                                   (214) 745-5400


                          May 30, 1996



Tandy Brands Accessories, Inc.
690 East Lamar Boulevard, Suite 200
Arlington, Texas 76011

Gentlemen:

      Tandy Brands Accessories, Inc., a Delaware corporation (the "Company"), is today transmitting for filing with the Securities and Exchange Commission (the "Commission") a Form S-8
Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of 50,000 shares (the "Shares") of common stock, $1.00 par value per share (the "Common Stock"), of the Company which may be issued pursuant to the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors (the "Plan").

      In rendering the opinion expressed herein, we have examined the following:

                    (i)    the Plan;

                    (ii)   the   Certificate    of
               Incorporation  of the Company  and  all
               amendments thereto;

                    (iii)  the Bylaws of  the
               Company, as amended;

                    (iv)   minutes of meetings  or
               unanimous  consents  in   lieu   of
               meetings of the Company's board  of
               directors and stockholders; and

                    (v)    such  other  corporate
               records and documents, certificates
               of  corporate and public  officials
               and  statutes  as  we  have  deemed
               necessary for the purposes of  this
               opinion.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies. We have assumed compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, Board of Directors and any committee and/or trustee appointed to administer the Plan.

     Based upon the foregoing and in reliance thereon, we are of the opinion that the Shares, when distributed pursuant to and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock.

     This firm consents to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              WINSTEAD SECHREST & MINICK P.C.


                              By:/s/ Darrel A. Rice
                                 ----------------------------
                                 Darrel A. Rice







                          Exhibit 99.1
                          ------------

                 TANDY BRANDS ACCESSORIES, INC.

      1995 STOCK DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS


I - PURPOSE OF PLAN
- - - -------------------

 .1    Purpose  of  Plan.   Tandy Brands  Accessories,  Inc.  (the
"Company") has adopted the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors (the "Plan") to provide to members of the Board of Directors of the Company who are not employees of the Company or any of its affiliates or subsidiaries ("Non-Employee Directors") an election to defer (the "Deferral Election") receipt of annual and committee chair retainer fees ("Retainer Fees") and for payment of such fees in units ("Stock Units") equivalent to shares of the Company's Common Stock, $1.00 par value per share (the "Stock"). The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Company in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and
to   enhance  the  identity  of  interests  between  Non-Employee
Directors and the stockholders of the Company.

II - ELIGIBILITY AND PARTICIPATION
- - - ----------------------------------
 .1    Eligibility and Participation.  Only Non-Employee Directors
shall be eligible to participate in the Plan, and participation in the Plan is subject to irrevocable Deferral Elections as set forth hereinafter.

III - DEFERRAL ELECTIONS
- - - ------------------------
 .1    Deferral of Retainer Fees.

      (a) Deferral Elections. Commencing on the effective date of the Plan, payment of the Retainer Fees may be deferred by election of the Non-Employee Director. Each such Deferral
Election of the Retainer Fees shall be made at least six (6) months in advance of the date such election is to be effective and shall be irrevocable except upon a subsequent irrevocable election that takes effect at least six (6) months after the date of such subsequent election, to the extent necessary to satisfy the requirements of Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934 ("1934 Act"), as the same may be hereafter amended.

      (b) Crediting Stock Units to Accounts. Amounts deferred pursuant to Section 3.1(a) shall be credited quarterly to a bookkeeping reserve account maintained by the Company ("Account") in Stock Units. The number of Stock Units credited to an Account with respect to any Non-Employee Director shall equal any deferred cash amount divided by the average closing price of the Stock on the National Association of Securities Dealers Automated Quotation System (or any national stock exchange upon which the Stock may hereafter become listed) for each day of the quarter during which such cash amount would have been paid but for the Deferral Election pursuant to Section 3.1(a).

      (c) Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director's Account pursuant to this Article III shall be at all times fully vested and nonforfeitable.

      (d) Payment of Stock Units. Stock Units credited to a Non-Employee Director's Account pursuant to the Plan shall be payable in an equal number of shares of Stock in a single distribution made at each such time (no more frequently than annually) specified by the Non-Employee Director in the applicable Deferral Election, provided that the designated payment date with respect to any election must be no earlier than twelve (12) months following the establishment of the affected Stock Unit.

IV - DIVIDEND EQUIVALENT PAYMENTS
- - - ---------------------------------
 .1    Dividend Equivalent Payments.  In the event a cash dividend
is   declared  with  respect  to  Stock,  the  Account  of   each
participating Non-Employee Director shall be credited with Stock Units ("Dividend Equivalent Payment") equal to the product of
(i) the per-share cash dividend payable with respect to each share of Stock on such date, and (ii) the total number of Stock Units credited to his Account as of the record date corresponding to such dividend payment date, divided by the closing price of the Stock on the National Association of Securities Dealers Automated Quotation System (or any national stock exchange upon which the Stock may hereafter become listed) on the record date corresponding to such dividend.

V - DELIVERY OF STOCK CERTIFICATES
- - - ----------------------------------
 .1    Stock Unit Payments. The Company shall issue and deliver to the Non-Employee Director a Stock certificate for payment of Stock Units as soon as practicable following the date on which Stock Units are payable.

VI - STOCK
- - - ----------
 .1    Stock.  The Aggregate number of shares of Stock that may be issued under the Plan shall not exceed fifty thousand (50,000) shares, unless such number of shares is adjusted as provided in
Article VII of this Plan or increased by an amendment to the Plan.

VII - ADJUSTMENT UPON CHANGES IN CAPITALIZATION
- - - -----------------------------------------------
 .1    Adjustment Upon Changes in Capitalization.  In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock,
the  number  of  Stock  Units  credited  to  Accounts  shall   be
appropriately adjusted to account for the change. No fractional shares of Stock shall be issued under the Plan on account of any adjustment specified herein. The Stock Units created pursuant to this Plan shall not affect in any way the right or power of the Company to issue additional Stock or other securities, to make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

VIII - TERMINATION OR AMENDMENT OF PLAN
- - - ---------------------------------------
 .1    In  General.  The Board of Directors of the Company may  at
any time terminate, suspend or amend this Plan. However, except as otherwise determined by the Board, no such amendment shall become effective without the approval of the stockholders of the Company to the extent stockholder approval is required in order to comply with Rule 16b-3 under the 1934 Act.

 .2    Amendment No More than Once in Six Months. Those provisions of this Plan that set forth the amounts and the formula for determining the amounts, prices and timing of Stock Units may not be amended more than once every six (6) months.

 .3    Written  Consents.  No amendment may adversely  affect  the right of any Non-Employee Director to receive any Stock or Dividend Equivalent Payment pursuant to an outstanding Stock Unit without the written consent of such Non-Employee Director.

IX - GOVERNMENT REGULATIONS
- - - ---------------------------
 .1    Government Regulations.

      (a) The obligations of the Company to issue any Stock granted under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Company.

      (b) Except as otherwise provided in Article VII of this Plan, the Board of Directors of the Company may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

X - MISCELLANEOUS
- - - -----------------
 .1    Unfunded Plan.  The Plan shall be unfunded with respect  to the Company's obligation to pay any amounts due pursuant to Stock Units and Dividend Equivalent Payments, and a Non-Employee
Director's rights to receive any payment of any Stock Unit or Dividend Equivalent Payment shall be not greater than the rights of an unsecured general creditor of the Company.

 .2    Assignment; Encumbrances. The right to receive payment with respect to a Stock Unit under this Plan is not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or his or her
creditors.   Any  attempt to assign, transfer or hypothecate  any
Stock Unit or any right to receive a Stock unit shall be void and of no force and effect whatsoever.

 .3    Changes of Control, Acceleration of Right to Receive Stock.

      (a) Notwithstanding anything in the Director Deferral Plan to the contrary, in the event a Change of Control occurs, then all vested stock units held in account for participating directors shall become immediately payable in the form of Stock on the date of the occurrence of such Change of Control.

      (b) "Change of Control" shall mean the occurrence of any of the following events:

                     (i)  any "person" or "group" of persons,  as
               such terms are used in Section 13 and 14 of the 1934 Act, other than any employee benefit plan sponsored by the Company, becomes the "beneficial owner", as such term is used in Section 13 of the 1934 Act, of twenty percent (20%) or more of the outstanding shares of the Company's Stock entitled to vote for the election of directors; or

                    (ii) any shares of any class of the Company's
               Stock are purchased pursuant to a tender or exchange offer other than an offer by the Company;
               or

                     (iii)     the approval by the requisite vote
               of the Company's stockholders of any merger, consolidation, sale of assets, liquidation or reorganization as a result of which the Company will not survive as a publicly-owned corporation.

 .4    Designation of Beneficiaries.  A Non-Employee Director  may
designate   a   beneficiary  or  beneficiaries  to  receive   any
distributions under the Plan upon his or her death.

 .5    Applicable   Law.     The  validity,   interpretation   and
administration   of   this  Plan  and  any  rules,   regulations,
determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Texas, without regard to the choice of laws provisions thereof.

 .6    Headings.   The  headings in this Plan  are  for  reference
purposes only and shall not affect the meaning or interpretation of this Plan.

 .7    Notices. All notices or other communications given pursuant to this Plan shall be in writing and shall be sufficiently given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Company or to the Company at its principal office.

XI - EFFECTIVE DATE OF PLAN
- - - ---------------------------
 .1   Effective Date of Plan.  This Plan shall become effective on the date on which it is adopted by the Board of Directors of the Company, subject, however, to the approval by the affirmative vote of the holders of a majority of the votes cast by stockholders of the Company present, or represented and entitled to vote, at the next annual meeting of the stockholders of the Company duly held in accordance with the laws of the State of Delaware.